UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 8, 2013 (June 30, 2013)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa		51503
(Address of Principal Executive Offices)		(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  Series B Director Thomas J. Schmitt voluntarily tendered his resignation from the Board of Directors (the “Board”) of Southwest Iowa Renewable Energy, LLC (the “Company”) effective June 30, 2013.  After over 32 years of agribusiness experience with Bunge North America, Inc. (“Bunge”) and affiliates, Mr. Schmitt recently retired from Bunge and coordinated his resignation from the Board with his retirement.  Mr. Schmitt did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

(d)  On July 1, 2013, Bunge, as the sole Series B Member and pursuant to the Company’s Third Amended and Restated Operating Agreement, dated July 17, 2009, appointed Aaron A. Meyerle as the Series B Director of the Company to replace Mr. Schmitt.  Mr. Meyerle has held various management and commodity trading roles in the grain and agricultural processing industry for over seventeen years.  Mr. Meyerle is currently the Western Region Manager for Bunge’s Oilseed Processing Division.  As disclosed in the Company’s Annual Report on Form 10-K, Bunge is a substantial equity owner of and lender to the Company and, in addition, the Company is party to a series of contractual relationships with Bunge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 8, 2013

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill
Chief Executive Officer